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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-69355 and 333-9419) pertaining to the 1998 Stock Incentive Plan of uBid, Inc. and the Registration Statement (Form S-8 No. 333-93025) pertaining to the Stock Option Agreement between uBid, Inc. and Kenneth Dotson, of our report dated January 17, 2000, except for Note 9, as to which the date is February 9, 2000, with respect to the financial statements and schedule of uBid, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                       /s/ Ernst & Young LLP

Chicago, Illinois
March 29, 2000